UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  May 27, 2009

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On May 27, 2009, HemaCare Corporation (“Company”) held its annual meeting of shareholders.  During this meeting, John Doumitt, the Company’s Chief Executive Officer, gave a presentation on the current status of the Company.  This presentation included historical financial information on the performance of the Company.  A copy of the slides used during this presentation is furnished as Exhibit 99.1.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)  Compensatory Arrangements

On May 27, 2009, the Board of Directors of HemaCare Corporation (“Company”) decided to revoke in its entirety the Company’s existing compensation policy for members of the Board of Directors and approved a new compensation policy.

Effective as of the second quarter of 2009, each independent director will receive a quarterly fee of $5,000, except that the chair of any committee of the Board of Directors will receive a quarterly fee of $6,250, and the Chairman of the Board will receive a quarterly fee of $12,500.

Effective immediately, each person who has not previously served as a director of the Company and who is initially elected or appointed as a non-employee director is granted a vested option to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to the closing price on the date of grant.  Following the initial grant, nonemployee directors receive a vested stock option to purchase 25,000 shares of Common Stock for each year of service at an exercise price equal to the closing price on the date of grant.  The Chairman of the Board receives an annual stock option to purchase 40,000 shares of Common Stock.  The initial grant will be prorated based upon the quarters served during the first calendar year of service, if less then four quarters.  Subsequent annual grants shall vest in four equal increments at the end of each calendar quarter that the director continues to serve on the Board of Directors.

Finally, each independent director is eligible to receive $1,500 per day for services performed outside of meetings, with the approval of the Board of Directors or the Compensation Committee of the Board of Directors.

The Board of Directors can change the compensation of directors at any time.

Item 7.01    Regulation FD Disclosures

On May 27, 2009, HemaCare Corporation held its annual meeting of shareholders.  During this meeting, John Doumitt, the Company’s Chief Executive Officer, gave a presentation on the current status of the Company.  A copy of the slides used during this presentation is furnished as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, will not be treated as "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange  Act") or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits furnished, not filed.

Exhibit Number	Description

99.1	Slides used during John Doumitt’s presentation to shareholders at the annual meeting of shareholders held on May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009	HEMACARE CORPORATION By /s/ Robert S. Chilton Robert S. Chilton, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Slides used during John Doumitt’s presentation to shareholders at the annual meeting of shareholders held on May 27, 2009.